Exhibit 10.26

APN:176-16-301-035

RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

Skymar Capital Corporation
c/o Jeffrey L. Baxter, P.A.
One Datran Center

9100 South Dadeland Blvd., Suite 700

Miami, Florida 33156
Attention: Jeffrey L. Baxter, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE

DEED OF TRUST,

ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

This instrument constitutes a Fixture Filing

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this “Instrument”) is made as of July 8, 2021, and is given by the Trustor/Grantor, SST VI 8570 S DURANGO DR, LLC, a Delaware limited liability company whose address is 10 Terrace Road, Ladera Ranch, California 92694 (“Borrower”), to FIRST AMERICAN TITLE INSURANCE COMPANY, a Texas corporation whose address is 8311 W Sunset, Suite 100, Las Vegas, Nevada 89113 (“Trustee”), for the benefit of the Beneficiary, SKYMAR CAPITAL CORPORATION, a Delaware corporation, whose address is One Datran Center, 9100 South Dadeland Blvd., Suite 700, Miami, Florida 33156, together with its successors, assigns and transferees (“Lender”).

TO SECURE TO LENDER (a) the repayment of the indebtedness evidenced by Borrower’s note dated of even date herewith (herein “Note”) in the principal sum of FOUR MILLION, EIGHT HUNDRED THOUSAND, AND 00/100 DOLLARS ($4,800,000.00), with interest thereon, with the balance of the indebtedness, if not sooner paid, due and payable on August 1st, 2024 (the “Maturity Date”), and all renewals, extensions and modifications thereof; (b) the performance of the covenants and agreements of Borrower contained in an Environmental Indemnity Agreement (herein so-called) by Borrower in favor of Lender dated of even date herewith; (c) the payment of all other sums, with interest thereon, advanced by Lender in accordance herewith to protect the security of this Instrument; and (d) the performance of the covenants and agreements of Borrower herein contained, or contained in any other Loan Document (the Note, this Instrument, and all other documents or instruments given by Borrower or others and accepted by Lender for purposes of evidencing, securing, perfecting, or guaranteeing the indebtedness evidenced by the Note may be referred to as the “Loan Documents”), in consideration of the indebtedness herein recited and

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the trust herein created, Borrower irrevocably grants, conveys and assigns to Trustee IN TRUST, WITH POWER OF SALE, all of the following described land, improvements, real and personal property and rents and leases and all of Borrower’s estate, right, title and interest therein:

The property located in the County of CLARK, State of NEVADA, at 8570 South Durango Drive, Las Vegas, Nevada 89113, more particularly described on Exhibit “A” attached hereto and incorporated herein by reference for all purposes.

TOGETHER with all of Borrower’s right, title and interest in and to all buildings, improvements and tenements now or hereafter erected on the property, and all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, rents (subject however to the assignment of rents to Lender herein), royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property, and all fixtures, machinery, equipment, engines, boilers, incinerators, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used in connection with the property, including, but not limited to, those for the purposes of supplying or distributing heating, cooling, electricity, gas, water, air and light; and all elevators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bath tubs, water heaters, water closets, sinks, ranges, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, trees and plants, tax refunds, trade names, licenses, permits, Borrower’s rights to insurance proceeds, unearned insurance premiums and choses in action; all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the real property covered by this Instrument; and all of the foregoing, together with said property (or the leasehold estate in the event this Instrument is on a leasehold) are herein referred to as the “Property”;

TOGETHER with all right, title and interest in, to and under any and all leases now or hereinafter in existence (as amended or supplemented from time to time) and covering space in or applicable to the Property (hereinafter referred to collectively as the “Leases” and singularly as a “Lease”), together with all rents, earnings, income, profits, benefits and advantages arising from the Property and from said Leases and all other sums due or to become due under and pursuant thereto, and together with any and all guarantees of or under any of said Leases, and together with all rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases, including, without limitation, the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under the Leases or pursuant to any of the provisions thereof, whether as rent or otherwise, the right to accept or reject any offer made by any tenant pursuant to its Lease to purchase the Property and any other property subject to the Lease as therein provided and to perform all other necessary or appropriate acts with respect to such Leases as agent and attorney-in-fact for Borrower, and the right to make all waivers and agreements, to give and receive all notices, consents and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and to do any and all other

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things whatsoever which Borrower is or may become entitled to do under any such Lease together with all accounts receivable, contract rights, franchises, interests, estates or other claims, both at law and in equity, relating to the Property, to the extent not included in rent earnings and income under any of the Leases (all such amounts, collectively, the “Rents”);

TOGETHER with all right, title and interest in, to and under any and all reserve, deposit or escrow accounts (the “Accounts”) made pursuant to any loan document made between Borrower and Lender with respect to the Property, together with all income, profits, benefits and advantages arising therefrom, and together with all rights, powers, privileges, options and other benefits of Borrower under the Accounts, and together with the right to do any and all other things whatsoever which Borrower is or may become entitled to do under the Accounts;

TOGETHER with all agreements, contracts, certificates, guaranties, warranties, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, pertaining to the use, occupancy, construction, management or operation of the Property and any part thereof and any improvements or respecting any business or activity conducted on the Property and any part thereof and all right, title and interest of Borrower therein, including the right to receive and collect any sums payable to Borrower thereunder and all deposits or other security or advance payments made by Borrower with respect to any of the services related to the Property or the operation thereof;

TOGETHER with all of Grantor’s right, title and interest in tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and

TOGETHER with any and all proceeds resulting or arising from any of the foregoing (the Property, the Leases, the Accounts, and all other property, whether real, personal, tangible, or intangible, described above, and all proceeds thereof, may be referred to collectively as the “Collateral”).

Anything to the contrary herein or elsewhere notwithstanding, the obligations of any guarantor under the Guaranty executed of even date herewith by Strategic Storage Growth Trust II, Inc. a Maryland corporation, or under any other separate guaranty accepted by Lender shall not be secured by this Deed of Trust, any separate assignment of leases or assignment of rents, or any other lien encumbering the Property.

Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to grant, convey and assign the Property (and, if this Instrument is on a leasehold, that the ground lease is in full force and effect without modification except as noted above and without default on the part of either lessor or lessee thereunder), that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Property.

Without limitation of the foregoing, the following documents and instruments of even date herewith are Loan Documents: Assignment of Leases and Rents, Certificate of Borrower,

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Environmental Indemnity Agreement, any Guaranty, Replacement Reserve and Security Agreement, Interest Reserve and Security Agreement; and Conditional Assignment of Management.

Borrower represents, warrants, covenants, and agrees in favor of Lender and Trustee as follows:

SECTION 1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note and all other sums secured by this Instrument.

SECTION 2. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Subject to applicable law or to a written waiver by Lender, Borrower shall pay to Lender on the day monthly installments of principal or interest are payable under the Note (or on another day designated in writing by Lender), until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of (a) the yearly taxes and assessments which may be levied on the Property, (b) the yearly premium installments for fire and other hazard insurance, rent loss insurance and such other insurance covering the Property as Lender may require pursuant to this Instrument, (c) the yearly premium installments for mortgage insurance, if any, and (d) if this Instrument is on a leasehold, the yearly fixed rents, if any, under the ground lease, all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof. Any waiver by Lender of a requirement that Borrower pay such Funds may be revoked by Lender, in Lender’s sole discretion, at any time upon notice in writing to Borrower. Lender may require Borrower to pay to Lender, in advance, such other Funds for other taxes, charges, premiums, assessments and impositions in connection with Borrower or the Property which Lender shall reasonably deem necessary to protect Lender’s interests (herein “Other Impositions”). Unless otherwise provided by applicable law, Lender may require Funds for Other Impositions to be paid by Borrower in a lump sum or in periodic installments, at Lender’s option. In addition, Borrower shall reimburse Lender for the reasonable costs of an annual (or more frequent if reasonably required by Lender) search of the taxes and other liens affecting the Property or for a service which provides such information, and the cost of the same shall be included in Other Impositions.

Lender shall apply the Funds to pay said rents, taxes, assessments, insurance premiums and Other Impositions so long as Borrower is not in breach of any covenant or agreement of Borrower in this Instrument. Lender shall not be required to pay Borrower any interest, or earnings or profits on the Funds. Lender shall give to Borrower, without charge, an annual accounting of the Funds in Lender’s normal format showing credits and debits to the Funds and the purpose for which each debit to the Funds was made. The Funds are pledged as additional security for the sums secured by this Instrument.

If at any time the amount of the Funds held by Lender shall be less than the amount deemed necessary by Lender to pay taxes, assessments, insurance premiums, rents and Other Impositions, as they fall due, Borrower shall pay to Lender any amount necessary to make up the deficiency within thirty days after notice from Lender to Borrower requesting payment thereof.

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Upon Borrower’s breach of any covenant or agreement of Borrower in this Instrument, Lender may apply, in any amount and in any order as Lender shall determine in Lender’s sole discretion, any Funds held by Lender at the time of application (i) to pay rents, taxes, assessments, insurance premiums and Other Impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, Lender shall promptly refund to Borrower any Funds held by Lender.

SECTION 3. APPLICATION OF PAYMENTS. Lender may apply any payments received from or on behalf of Borrower to any of the obligations of Borrower then due under the Loan Documents, in any order determined by Lender.

SECTION 4. CHARGES; LIENS. Borrower shall pay all rents, taxes, assessments, premiums, and Other Impositions attributable to the Property at Lender’s option in the manner provided under Section 2 hereof or, if not paid in such manner, by Borrower making payment, when due, directly to the payee thereof, or in such other manner as Lender may designate in writing. Borrower shall promptly furnish to Lender all notices of amounts due under this Section, and in the event Borrower shall make payment directly, upon Lender’s request, Borrower shall promptly furnish to Lender receipts evidencing such payments. Except only for the liens and security interests in favor of Lender under this Instrument and the other Loan Documents, which Borrower shall pay and discharge in accordance with the Loan Documents, Borrower shall promptly discharge any lien encumbering all or any portion of or interest in the Property, irrespective of the priority of the same. Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Notwithstanding the foregoing, Borrower shall have the right to contest the validity of any mechanics’, laborers’ or materialmen’s lien filed against the Property in accordance with the terms of Section 4.3(a) of that certain Replacement Reserve and Security Agreement executed by Borrower in favor of Lender of even date herewith.

SECTION 5. HAZARD INSURANCE. Borrower shall at all times keep the improvements now existing or hereafter erected on the Property insured against all losses, hazards, casualties, liabilities and contingencies as Lender (and, if this Instrument is on a leasehold, the ground lease) shall require and in such amounts and for such periods as Lender shall require. Borrower shall purchase and maintain policies of insurance with respect to the Property in such amounts as shall be reasonably satisfactory to Lender and covering such risks as shall be required by Lender. Without limitation, Lender may require coverages as follows:

(a)    Property damage insurance covering loss or damage to the Property caused by fire, lightning, hail, windstorm, explosion, hurricane (to the extent available), vandalism, malicious mischief, acts of terrorism, and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by fire policies in effect where the Property is located endorsed to include all of the extended coverage perils and other broad form perils, including the standard “all risks” clauses. Such policy shall be in an amount not less than 100% of the full replacement cost of the improvements on the Property (without any deduction for depreciation), and shall contain a replacement cost endorsement. The deductible under such policy, if any, shall not exceed the lesser of ten percent (10%) of the amount of the loan secured hereby) or $10,000. Further, if any of the improvements or the use of the Property shall at any time constitute legal nonconforming

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structures or uses under current zoning ordinances, such policy shall contain “Ordinance or Law Coverage” or an “Enforcement” endorsement providing coverage for the value of the undamaged portion, demolition and increased cost of construction.

(b)    Broad form boiler and machinery insurance in an amount equal to the lesser of 100% of the full replacement cost of the building (without any deduction for depreciation) in which the boiler or similar vessel is located, or $2,000,000. In addition, Lender may require a rider to such policy to extend such coverage to electrical machinery and equipment, air conditioning, refrigeration, and mechanical objects.

(c)    If the Property is in an area prone to geological phenomena, including, but not limited to, sinkholes, mine subsidence or earthquakes, insurance covering such risks in an amount equal to 100% of the full replacement cost of the improvements on the Property (without any deduction for depreciation), and with a maximum permissible deductible equal to the lesser of $25,000 or 10% of the face value of the policy.

(d)    Flood insurance if the Property is in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall be in an amount equal to 100% of the full replacement cost of the improvements on the Property (without any deduction for depreciation), or other lesser limit as may be approved by Lender, and shall have a maximum permissible deductible of $3,000 per structure.

(e)    Business interruption or rent loss insurance in an amount equal to the gross income or rentals from the Property for an indemnity period of twelve months, such amount being adjusted annually.

(f)    During any period of reconstruction, renovation, or alteration of the Property in excess of 10% of the Note, a complete value, “All Risks” Builders Risk form or “Course of Construction” insurance policy in non-reporting form and in an amount satisfactory to Lender in Lender’s sole discretion.

(g)    Commercial General Liability insurance covering bodily injury, death and property damage in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate with no deductible, plus umbrella or excess liability coverage in an amount not less than $5,000,000. If Lender permits such liability coverage to be written on a blanket basis, then such policy shall provide that the aggregate limit of insurance applies separately to the Property.

(h)    If required by applicable state laws, worker’s compensation or employer’s liability insurance in accordance with such laws.

(i)    Such other insurance and endorsements, if any, as Lender may reasonably require from time to time, or which are required by the Loan Documents.

Each carrier providing any insurance, or portion thereof, required by this Section shall be licensed to do business in the jurisdiction or jurisdictions in which the Property is located, and

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shall have a claims paying ability rating of at least A:VII by A.M. Best. Borrower shall cause all insurance (except general public liability insurance) carried in accordance with this Section to be payable to Lender as a mortgagee and not as a coinsured, and, in the case of all policies of insurance carried by each lessee for the benefit of Borrower, if any, to cause all such policies to be payable to Lender as Lender’s interest may appear. All premiums on insurance policies shall be paid, in the manner provided under Section 2 hereof, or in such other manner as Lender may designate in writing.

All insurance policies and renewals thereof (i) shall be in a form acceptable to Lender, (ii) shall provide for a term of not less than one year, (iii) shall provide by way of endorsement, rider or otherwise that such insurance policy shall not be canceled, endorsed, altered, or reissued to effect a change in coverage unless such insurer shall have first given Lender 30 days prior written notice thereof, (iv) shall include a standard mortgagee clause in favor of and in form reasonably acceptable to Lender, (v) shall provide for claims to be made on an occurrence basis, except that boiler and machinery coverage may be made on an accident basis, and (vi) shall contain an agreed value clause (or confirmation that no coinsurance applies) updated annually (if the amount of coverage under such policy is based upon the replacement cost of the Property). All property damage insurance policies (except for flood and earthquake policies) must automatically reinstate after each loss.

Lender shall have the right to hold the policies, and Borrower shall promptly furnish to Lender all renewal notices and all receipts of paid premiums. Prior to the expiration date of a policy, Borrower shall deliver to Lender confirmation of coverage acceptable to Lender. Within 10 days after written request by Lender, Borrower shall furnish to Lender carrier-certified copies of all insurance policies required hereunder. If this Instrument is on a leasehold, Borrower shall furnish Lender a duplicate of all policies, renewal notices, renewal policies and receipts of paid premiums if, by virtue of the ground lease, the originals thereof may not be supplied by Borrower to Lender.

In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and empowers Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender’s expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section shall require Lender to incur any expense or take any action hereunder. Borrower further authorizes Lender, at Lender’s option, (a) to hold the balance of such proceeds to be used to reimburse Borrower for the cost of reconstruction or repair of the Property or (b) subject to the immediately following paragraph, to apply such proceeds to the payment of the sums secured by this Instrument whether or not then due, in any order (subject, however, to the rights of the lessor under the ground lease if this Instrument is on a leasehold).

Lender shall not exercise Lender’s option to apply insurance proceeds or any condemnation award, payment or claim for damages (as per Section 11 below) to the payment of the sums secured by this Instrument if all of the following conditions are met: (i) Borrower is not in breach or default

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of any covenant or agreement of this Instrument, the Note or any other Loan Document; (ii) Lender reasonably determines that there will be sufficient funds to restore and repair the Property to the Pre-existing Condition (as hereinafter defined); (iii) Lender reasonably determines that the rental income of the Property, after restoration and repair of the Property to the Pre-existing Condition, will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations (including any obligations under any permitted subordinate financing) relating to the Property and maintain a debt service coverage ratio of at least 1.25; (iv) Lender reasonably determines that restoration and repair of the Property to the Pre-existing Condition will be completed within one year of the date of the loss or casualty to the Property, but in no event later than six months prior to the Maturity Date; (v) less than 50 percent of the total floor area of the improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty; (vi) tenant leases demising in the aggregate at least 50 percent of the total rentable space in the Property and in effect as of the date of the occurrence of such fire or other casualty remain in full force and effect during and after the completion of the restoration and repair of the Property, notwithstanding the occurrence of any such fire or other casualty; and (vii) Lender is reasonably satisfied that the Property can be restored and repaired as nearly as possible to the condition it was in immediately prior to such casualty or condemnation and in compliance with all applicable zoning, building and other laws and codes (the “Pre-existing Condition”). If Lender elects to make the insurance proceeds available for the restoration and repair of the Property, Borrower agrees that, if at any time during the restoration and repair, the cost of completing such restoration and repair, as reasonably determined by Lender, exceeds the undisbursed insurance proceeds, Borrower shall, immediately upon demand by Lender, deposit the amount of such excess with Lender, and Lender shall first disburse such deposit to pay for the costs of such restoration and repair on the same terms and conditions as the insurance proceeds are disbursed.

If the insurance proceeds are held by Lender to reimburse Borrower for the cost of restoration and repair of the Property, then Borrower shall restore the Property to the equivalent of its original condition or such other condition as Lender may reasonably approve in writing, and Borrower shall promptly begin such restoration and at all times thereafter diligently prosecute such restoration to completion. Lender may, at Lender’s option, condition disbursement of said proceeds on Lender’s approval of such plans and specifications of an architect reasonably satisfactory to Lender, contractor’s cost estimates, architect’s certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments; and satisfaction of liens as Lender may reasonably require. If the insurance proceeds are applied to the payment of the sums secured by this Instrument, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments due under the Note, under Section 2 hereof, or otherwise under the Loan Documents, or change the amounts of such installments. If the Property is sold at foreclosure or pursuant to power of sale or if Lender acquires title to the Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance proceeds resulting from any damage to the Property prior to such sale or acquisition.

SECTION 6. PRESERVATION AND MAINTENANCE OF PROPERTY; LEASEHOLDS. Borrower: (a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and

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workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Lender may reasonably approve in writing, in the event of any damage, injury or loss thereto, if and to the extent insurance proceeds are made available by Lender to cover the costs of such restoration or repair, (d) shall keep the Property, including improvements, fixtures, equipment, machinery and appliances thereon in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) shall provide for professional management of the Property by a commercial property manager with substantial experience in managing properties of the applicable kind, and otherwise satisfactory to Lender, pursuant to a contract approved by Lender in writing, unless such requirement shall be waived by Lender in writing, (g) shall generally operate and maintain the Property in a manner to ensure maximum rentals, and (h) shall give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of Lender. Except as provided in Section 28(a) below, neither Borrower nor any tenant or other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

SECTION 7. USE OF PROPERTY. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not subdivide the Property or initiate or acquiesce in a change in the zoning classification of the Property without Lender’s prior written consent.

SECTION 8. PROTECTION OF LENDER’S SECURITY. If Borrower fails to perform the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, Lender at Lender’s option may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect Lender’s interest, including, but not limited to, (i) disbursement of attorney’s fees, (ii) entry upon the Property to make repairs, (iii) procurement of satisfactory insurance as provided herein, (iv) if this Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the ground lease, (v) the payment of any taxes and/or assessments levied against the Property and then due and payable, and (vi) payment of any other amounts contemplated in any of the Loan Documents. Any amounts disbursed by Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of Borrower secured by this Instrument. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable upon demand and shall bear interest from the date of disbursement at the rate then applicable to principal under the Note unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. Nothing contained in this Section or elsewhere in any of the Loan Documents shall require Lender to incur any expense or take any action hereunder.

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SECTION 9. INSPECTION. Lender may make or cause to be made, at Lender’s sole cost and expense, reasonable entries upon and inspections of the Property during regular business hours after providing reasonable advance written notice to Borrower, including, but not limited to, phase I environmental audits and inspections, if Lender reasonably suspects the existence of an environmental condition on the Property, and/or phase II environmental audits and inspections if recommended by a Phase I audit.

SECTION 10. BOOKS AND RECORDS. Borrower shall keep and maintain at all times at Borrower’s address stated herein, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

On or before the 90th day after the end of the fourth fiscal quarter of Borrower following the date hereof, and annually on that date thereafter, and, if specifically requested by Lender, on or before the 45th day after the end of each fiscal month of Borrower, Borrower shall deliver to Lender financial statements for such year-end or month. Each set of such financial statements (i) shall consist of not less than a balance sheet for Borrower, a statement of income and expenses of the Property and, if requested by Lender, a statement of changes in financial position, (ii) shall be in detail reasonably satisfactory to Lender and (iii) shall bear a certification in form and substance reasonably satisfactory to Lender to the effect that the applicable statements are true, complete and accurate in all material respects, and do not omit to state any material information, and such certification shall be duly signed by a principal of Borrower. All of such financial statements shall provide information for the applicable quarter and on a year-to-date basis (and at the end of the fourth quarter, for the year).

Borrower shall furnish, together with the foregoing financial statements and at any other time upon Lender’s request, a rent schedule for the Property, certified by Borrower, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable and the rent paid.

In addition to the above delivery of financial statements and rent schedule, Borrower shall deliver to Lender updated versions of such financial statements at any other time upon Lender’s request, including monthly balance sheets and monthly statements of income and expenses of the Property. Also, at any time upon Lender’s request, Borrower shall furnish to Lender operating budgets and capital expenditure budgets for the Property, in form and substance satisfactory to Lender.

SECTION 11. CONDEMNATION. Borrower shall promptly notify Lender of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall appear in and prosecute any such action or proceeding unless otherwise directed by Lender in writing. Borrower authorizes Lender, at Lender’s option,

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as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender subject, if this Instrument is on a leasehold, to the rights of lessor under the ground lease.

Subject to the terms of Section 5 above, Borrower authorizes Lender to apply such awards, payments, proceeds or damages, after the deduction of Lender’s expenses incurred in the collection of such amounts, at Lender’s option, to restoration or repair of the Property or to payment of the sums secured by this Instrument, whether or not then due, in the order determined by Lender, with the balance, if any, to Borrower. Unless Borrower and Lender otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the monthly installments due hereunder or under any of the Loan Documents or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Lender may require.

SECTION 12. BORROWER AND LIEN NOT RELEASED. From time to time, Lender may, at Lender’s option, without giving notice to or obtaining the consent of Borrower, Borrower’s successors or assigns or of any junior lienholder or guarantors, without liability on Lender’s part and notwithstanding Borrower’s breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, agree in writing with Borrower to modify the terms and time of payment of said indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Any actions taken by Lender pursuant to the terms of this Section shall not affect the obligation of Borrower or Borrower’s successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Property. Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and reasonable attorney’s fees as may be incurred at Lender’s option, for any such action if taken at Borrower’s request.

SECTION 13. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants to Lender a security interest in said items. Borrower agrees that Lender may file this

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Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Collateral. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, upon Lender’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Lender may require to perfect a security interest with respect to said items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Lender may reasonably require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon Borrower’s breach of any covenant or agreement of Borrower contained in this Instrument, including the covenants to pay when due all sums secured by this Instrument, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender’s option, may also invoke the remedies provided herein or in any of the Loan Documents, or pursuant to any applicable law as to such items. In exercising any of said remedies, Lender may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Lender’s remedies under the Uniform Commercial Code or of the remedies provided herein or in any of the Loan Documents.

This Instrument constitutes a fixture filing in accordance with the applicable Uniform Commercial Code.

SECTION 14. LEASES OF THE PROPERTY. Borrower shall fully perform all material terms and conditions on Borrower’s part to be performed in any existing or future lease with respect to which Borrower is lessor covering all or a portion of the Property. Except in the ordinary course of business, Borrower shall not, without prior written consent of Lender, terminate, cancel, or accept the surrender of, or suffer or permit the termination, cancellation, or surrender of such lease, except upon the expiration of the term thereof, or materially modify or alter, or suffer or permit the material modification or alteration of such lease. Borrower further covenants and agrees not to enter into any lease for a term in excess of one (1) year for ten percent (10%) or more of the net rentable area of the Property without the prior written consent of lender.

Borrower covenants all leases are on a standard lease form pre-approved by Lender and are for month-to-month tenancy. Borrower will not lease any portion of the Property for any use contrary to the existing character of the Property except with prior written approval of Lender. Notwithstanding the foregoing, for self-storage or residential properties, only a form lease or rental agreement is required.

Upon an Event of Default, Lender may request copies of all leases or agreements.

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SECTION 15. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER.

(a)    Except as provided in paragraphs (c), (d), (e) and (f) of this Section and in Section 32 of this Instrument, Borrower shall not cause or suffer to occur any sale or transfer of (i) all or any part of the Property, or any interest therein, or (ii) beneficial interests in Borrower (if Borrower is not a natural person or persons but is a corporation, partnership, trust or other legal entity).

(b)    For purposes of this Section, a sale or transfer of a beneficial interest in Borrower shall be deemed to include, but is not limited to:

(i)    if Borrower or any general partner of Borrower is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of a majority of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation) by operation of law or otherwise, or the creation or issuance of new stock by which an aggregate of more than 49% of such corporation’s stock shall be vested in a party or parties who are not now stockholders;

(ii)    if Borrower is a limited liability company, (a) the change, removal or resignation of a managing member, or (b) the voluntary or involuntary sale, conveyance, transfer or pledge (whether by operation of law or otherwise) of a majority of such limited liability company’s membership interests (whether in number or voting power) or the stock of any corporation directly or indirectly controlling such limited liability company, or (c) the creation or issuance of new membership interests by which an aggregate of more than 49% of such limited liability company’s interests (whether in number or voting power) shall be vested in a party or parties who are not now members;

(iii)    if Borrower, or any general partner of Borrower, is a limited or general partnership, the change, removal, or resignation of a general partner or managing partner or the transfer or pledge of the partnership interest of any general partner or managing partner or any profits or proceeds relating to such partnership interest;

(iv)    if Borrower is a limited partnership, the transfer or pledge of a majority of the limited partnership interests which in the aggregate constitute more than a 49% interest in Borrower, or any profits or proceeds relating to such limited partnership interests.

(c)    Notwithstanding the foregoing, the following shall not be deemed a violation of this Section:

(i)    a transfer of less than a 49% interest in Borrower, or any partner, shareholder, or member of Borrower, by devise, descent or by operation of law upon the death of a partner, member, or stockholder of Borrower;

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(ii)    a transfer of a limited partner, shareholder, or non-managing member interest in Borrower for estate planning purposes to an immediate family member of such limited partner, shareholder or member, or a trust for the benefit of an immediate family member; or

(iii)    a transfer of a general partner or managing member interest in Borrower for estate planning purposes to an immediate family member of such partner or member, or a trust for the benefit of an immediate family member, subject to obtaining Lender’s prior written consent, which consent shall not be unreasonably withheld subject to the criteria set forth in Subsection (b) of Section 32 of this Instrument.

(d)    Notwithstanding the foregoing, ownership interests in Borrower (other than general partner interests in the event Borrower is a partnership or managing member interests if a limited liability company) may be transferred, without Lender’s prior written consent, and without a transfer fee, to: (i) family members of those holding such ownership interests or to their estate-planning vehicles such as family partnerships or trusts so long as there is no effective change of control, (ii) other persons provided such transfers do not cumulatively convey more than 49% of the interests in Borrower during the term of the loan or (iii) to an affiliate of Borrower, including, for the avoidance of doubt, SmartStop Self Storage REIT, Inc., a Maryland corporation, or any of its controlled subsidiaries (a “SmartStop Entity”); provided that in the event of a transfer in connection with subsection (iii), then Borrower is permitted to change the entity serving as its manager pursuant to its limited liability company operating agreement. If transfer rights set forth above are exercised, Borrower shall pay the reasonable costs of the loan servicer’s review and documentation of such changes, including, but not limited to, legal fees and disbursements. Other transfers may be permitted if they meet Lender requirements as specified in the Commitment.

(e)    Notwithstanding the foregoing or anything to the contrary herein, the sale, transfer or issuance of direct or indirect interests in Borrower as follows shall be permitted without the need for prior written notice or consent and without the payment of any fee, the sale, transfer or issuance of direct or indirect interest in Borrower to one or more newly created entities (individually or collectively, as the context may require, “NewCo”) in preparation for, and solely in connection with, one or more public offerings of securities in NewCo pursuant to a prospectus in connection with an initial public offering and registration of NewCo to be traded on the New York Stock Exchange or another nationally recognized stock exchange (“IPO”) including any such NewCo which has elected to be taxed as a real estate investment trust, or, following any such IPO of NewCo, the sale, transfer or issuance of shares of common stock of NewCo, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange.

(f)    Notwithstanding the foregoing or anything to the contrary herein, the sale, transfer, or issuance of direct or indirect interest in Borrower as follows shall be permitted without the need for prior written notice or consent and without the payment of any fee: (i) any sale, transfer, or issuance of direct or indirect interest in Borrower in connection with any public or private offering of securities of either STRATEGIC STORAGE TRUST VI, INC. or STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P.

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See Section 32 of this Instrument.

SECTION 16. FURTHER ENCUMBRANCES. Except only for the liens and security interests in favor of Lender under this Instrument and the other Loan Documents, without Lender’s prior written consent, which Lender may withhold in its sole discretion, Borrower shall not execute, cause, allow or suffer any mortgage, deed of trust, deed to secure debt, assignment of leases or rents, statutory lien or other lien, irrespective of its priority, to encumber all or any portion of the Property or the leases, rents or profits thereof, or any interest in any of the foregoing, or any ownership interest in the Borrower.

SECTION 17. GENERAL INDEMNITY. In addition to any other indemnification obligation set forth elsewhere in the Loan Documents, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and its shareholders, directors, officers, agents, employees, contractors, attorneys, servicers, and successors and assigns (the “Indemnified Parties”) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to reasonable attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Indemnified Parties’ gross negligence or willful misconduct): (a) ownership of this Instrument or any of the Loan Documents (excluding any income, franchise or other similar taxes payable by Lender in connection therewith), or ownership of the Property or any interest therein, or demand for or receipt of any Rents; (b) any amendment to, or restructuring of, any of the Loan Documents or the obligations evidenced or secured thereby; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of any of the Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways during any period that Borrower is in possession of the Property; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways during any period that Borrower is in possession of the Property; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of any of the Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof at Borrower’s direction; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Instrument is made; (i) any failure of the Property to be in compliance with any applicable laws; (j) the enforcement by any Indemnified Party of the provisions of this Section; (k) any and all claims and demands whatsoever which may be asserted

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against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note; or (m) any misrepresentation made by Borrower in any of the Loan Documents. Any amounts payable to Lender by reason of the application of this Section shall become immediately due and payable upon demand and shall bear interest at rate then applicable to principal outstanding under the Note.

SECTION 18. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION. As part of the consideration for the indebtedness evidenced by the Note, Borrower hereby absolutely and unconditionally assigns and transfers to Lender all the rents and revenues of the Property, including those now due, past due, or to become due by virtue of any lease or other agreement for the occupancy or use of all or any part of the Property, regardless of to whom the rents and revenues of the Property are payable. Borrower hereby authorizes Lender or Lender’s agents to collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Lender or Lender’s agents; provided, however, that prior to written notice given by Lender to Borrower of the breach by Borrower of any covenant or agreement of Borrower in this Instrument or any other Loan Document, Borrower shall collect and receive all rents and revenues of the Property as trustee for the benefit of Lender and shall apply the rents and revenues so collected to the sums secured by this Instrument as and when such sums are due in accordance with the Loan Documents, and thereafter, so long as no Event of Default has occurred, to the account of Borrower, it being intended by Borrower and Lender that this assignment of rents constitutes an absolute assignment and not an assignment for additional security only. Upon the occurrence of an Event of Default and delivery of written notice by Lender to Borrower thereof, and without the necessity of Lender entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Lender shall immediately be entitled to possession of all rents and revenues of the Property as specified in this Section as the same become due and payable, including, but not limited to, rents then due and unpaid, and all such rents shall immediately upon delivery of such notice be held by Borrower as trustee for the benefit of Lender only; provided, however, that the written notice by Lender to Borrower of the occurrence of an Event of Default shall contain a statement that Lender exercises its rights to such rents. Borrower agrees that commencing upon delivery of such written notice of the occurrence of an Event of Default by Lender to Borrower, each tenant of the Property shall make such rents payable to and pay such rents to Lender or Lender’s agents on Lender’s written demand to any tenant therefor, delivered to such tenant personally, by mail or by delivering such demand to the tenant at its location in the Property, without any liability on the part of said tenant to inquire further as to the existence of a default by Borrower.

Borrower hereby covenants that Borrower has not executed any prior assignment of said rents, that Borrower has not performed, and will not perform, any acts or has not executed, and will not execute, any instrument which would prevent Lender from exercising its rights under this Section, and that at the time of execution of this Instrument there has been no prepayment of any of the rents of the Property for more than one month prior to the due dates of such rents, except as disclosed in writing to Lender. Borrower covenants that Borrower will not hereafter collect or accept payment of any rents of the Property more than one month prior to the due dates of such

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rents; provided, however, that, notwithstanding the foregoing, Borrower shall be entitled to receive prepayments of rental under the Leases not to exceed ten percent (10%) of the gross annual rental income of the Property. Borrower further covenants that Borrower will execute and deliver to Lender such further assignments of rents and revenues of the Property as Lender may from time to time request.

Upon the occurrence of an Event of Default, Lender shall be entitled to the appointment of a receiver for the Property, without notice to Borrower or any other person or entity and Lender may in person, by agent or by a court-appointed receiver, regardless of the adequacy of Lender’s security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of leases, the collection of all rents and revenues of the Property, the enforcement or fulfillment of any terms, condition or provision of any lease, the making of repairs to the Property and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as are deemed best to protect the security of this Instrument. In the event Lender elects to seek the appointment of a receiver for the Property upon the occurrence of an Event of Default, Borrower hereby expressly consents to the appointment of such receiver. Lender or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

All rents and revenues collected subsequent to delivery of written notice by Lender to Borrower of the occurrence of an Event of Default shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the rents, including, but not limited to, reasonable attorney’s fees, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, taxes, assessments and other charges on the Property, and the costs of discharging any obligation or liability of Borrower as lessor or landlord of the Property and then to the sums secured by this Instrument. Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Property by reason of anything done or left undone by Lender under this Section.

If the rents of the Property are not sufficient to meet the costs, if any, of taking control of and managing the Property and collecting the rents, any funds expended by Lender for such purposes shall become indebtedness of Borrower to Lender secured by this Instrument pursuant to Section 8 hereof. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law.

Any entering upon and taking and maintaining of control of the Property by Lender or the receiver and any application of rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Lender under applicable law or provided herein. This assignment of rents of the Property shall terminate at such time as this Instrument ceases to secure indebtedness held by Lender.

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SECTION 19. DEFAULTS; ACCELERATION; REMEDIES.

Each of the following shall constitute an “Event of Default” under this Instrument:

(a)    Any failure of Borrower to pay any money as and when due under the Note or under any of the other Loan Documents;

(b)    Any breach of Sections 5, 15, 16, or 29 of this Instrument, or the Environmental Indemnity Agreement;

(c)    Other than as specified in items (a) or (b) above, any breach of any covenant, representation, warranty, or other obligation of Borrower or any guarantor or indemnitor under the Note, this Instrument, or any of the other Loan Documents, which breach is not completely cured on or before the 30th day after written notice of the same from Lender to Borrower; provided however that if the default is capable of cure but with diligence cannot be cured within such period of 30 days, and if Borrower shall have given Lender evidence satisfactory to Lender that Borrower has commenced the cure within 10 days after the first written notice of default and at all times after such commencement has pursued such cure diligently, then such period shall be extended for so long as is reasonably necessary, but in no event beyond the 60th day after the original notice of default.

If Lender shall have the right to exercise any of its remedies by reason of any default as to which there is no grace period or by reason of expiration of any grace period without cure of any applicable default, then there shall be no requirement of notice and time to cure for any other or subsequent default.

Upon the occurrence of any Event of Default, Lender, at Lender’s option, may declare all of the sums secured by this Instrument to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by applicable law or provided herein or in any of the Loan Documents. Borrower acknowledges that the power of sale herein granted may be exercised by Lender without prior judicial hearing. Borrower has the right to bring an action to assert the non-existence of a breach or any other defense of Borrower to acceleration and sale. Lender shall be entitled to collect from Borrower all costs and expenses incurred in pursuing such remedies, including, but not limited to, reasonable attorney’s fees and costs of environmental reports, appraisals, documentary evidence, abstracts, and title reports.

Trustee shall deliver to the purchaser a Trustee’s deed conveying the Property so sold without any covenant or warranty, expressed or implied. The recitals in the deed shall be prima facie evidence of the truth of the statements made therein. The proceeds of the sale shall be applied in the following order: (a) to all costs and expenses of the sale, including, but not limited to, fees for any foreclosure services, reasonable attorney’s fees and costs of title evidence; (b) to all sums secured by this Instrument in such order as Lender, in Lender’s sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto.

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Anything to the contrary herein or elsewhere notwithstanding, Lender may cease or suspend any and all performance required of Lender under the Loan Documents upon and during the continuance of any breach or default, and upon and at any time after the occurrence of any Event of Default.

SECTION 20. ACCELERATION IN CASE OF BORROWER’S INSOLVENCY. If Borrower shall voluntarily file a petition under Title 11 of the U.S. Code (the “Act”), as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in any involuntary proceeding admitting insolvency or inability to pay debts, or if Borrower shall fail to obtain a vacation of involuntary proceedings brought for the reorganization, dissolution or liquidation of Borrower, within 120 days of the filing of such involuntary proceeding, or if Borrower shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for Borrower or Borrower’s property, or if the Property shall become subject to the jurisdiction of a Federal bankruptcy court or similar state court, or if Borrower shall make an assignment for the benefit of Borrower’s creditors, or if there is an attachment, execution or other judicial seizure of any portion of Borrower’s assets and such seizure is not discharged within 10 days, then Lender may, at Lender’s option, declare all of the sums secured by this Instrument to be immediately due and payable without prior notice to Borrower, and Lender may invoke any remedies permitted or provided for herein or in any of the Loan Documents or pursuant to applicable law. Any reasonable attorney’s fees and other expenses incurred by Lender in connection with Borrower’s bankruptcy or any of the other aforesaid events shall be additional indebtedness of Borrower secured by this Instrument pursuant to Section 8 hereof.

SECTION 21. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

SECTION 22. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.

SECTION 23. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interest in the Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

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SECTION 24. RECONVEYANCE. Upon payment of all sums secured by this Instrument, Lender or Trustee shall reconvey and release this Instrument. Borrower shall pay Lender $600 for the release of this Instrument.

SECTION 25. SUBSTITUTE TRUSTEE; ACTION BY SINGLE TRUSTEE. Lender at Lender’s option may from time to time appoint additional or replacement trustees and may remove one or more trustees, from time to time, without the consent of or notice to Borrower, by an instrument recorded in the city or county in which this Instrument is recorded. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon Trustee herein and by applicable law. Any Trustee, individually, may exercise all powers granted to Trustees collectively, without the necessity of the joinder of the other Trustees.

SECTION 26. PARTIAL RECOURSE.

Subject to the provisions of this Section, and notwithstanding any provision of the Loan Documents other than this Section, the personal liability of Borrower, and of any general partner of Borrower, to pay the principal of and interest on the debt evidenced by the Note and any other agreement evidencing Borrower’s obligations under the Note shall be limited to (a) the Collateral, (b) the personal property described in and pledged under any Loan Document other than this Instrument, and (c) the rents, profits, issues, products and income of the Property received or collected by or on behalf of Borrower after an Event of Default.

Except as provided in this Section, Lender shall not seek: (a) any judgment for a deficiency against Borrower, any member of Borrower, or Borrower’s successors or assigns, in any action to enforce any right or remedy under the Note, this Instrument or the other Loan Documents, or (b) any judgment on the Note except as may be necessary in any action brought under the Instrument to enforce the lien against the Property or any other Collateral.

Borrower shall be fully and personally liable for payment and performance of all obligations set forth in the Loan Documents, including the payment of all principal, interest, and other amounts under the Note, in the event of (i) the occurrence of an uncured default under Sections 15, 16, or 29 of this Instrument, or (ii) intentionally deleted, (iii) the occurrence of any condition or event described in Section 20 (except that in the event of involuntary proceedings for which said Section 20 expressly provides time in which vacation or similar relief may be obtained, the same shall have no effect under this provision until the expiration of such period of time expressly provided for in said Section 20 without the stated relief), or (iv) the failure of Borrower to pay to Lender the first regularly scheduled installment of principal and interest as and when the same shall become due under the Note.

Further, Borrower shall be personally liable in the amount of any loss, damage or cost resulting from any and all of the following: (a) fraud or intentional misrepresentation by Borrower in connection with obtaining the loan evidenced by the Note, or (b) insurance proceeds, condemnation awards, or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments), or (c) all rents, profits, issues, products and income of

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the Property received or collected by or on behalf of Borrower after an Event of Default and not applied to payment of principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums), or (d) misappropriation (including failure to turn over to Lender on demand following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by Borrower for the benefit of another party, or (e) physical waste of the Property, or (f) Borrower’s failure to pay transfer fees and charges due Lender under the Loan Documents in connection with any subordinate financing or any transfer of all or any part of the Property, or any interest therein, from Borrower to Borrower’s transferee, or transfer of any beneficial interest in Borrower (if Borrower is not a natural person or persons but is a corporation, partnership, limited liability company, trust or other legal entity), or (g) failure by Borrower, any general partner of Borrower, or any indemnitor or guarantor to comply with the covenants, obligations, liabilities, warranties and representations contained in the Environmental Indemnity Agreement to be executed at the closing of the Loan, or otherwise pertaining to environmental matters, or (h) in the event Lender has waived (or Borrower has failed to pay) the monthly collection for real and personal property taxes, assessments, insurance premiums, or ground rents, then failure by Borrower to pay any or all such taxes, assessments, premiums and rents attributable to the period of time that Borrower owns the Property, or (i) in the event that Lender has waived (or Borrower has not complied with) the requirement for third party property management, then any management fee taken by Borrower or any principal or affiliate of Borrower after an Event of Default, or (j) breach of any of Sections 15, 16 or 29 of this Instrument, (k) intentionally deleted, or (l) any claim, damages, offset or defense asserted by any tenant against Lender or any affiliate of Lender based on any act or omission (including any representation or other obligation) of Borrower or any agent, manager or other person employed by or acting on behalf of Borrower.

No provision of this Section shall (i) affect the enforcement of the Environmental Indemnity Agreement or any guaranty or similar agreement executed in connection with the debt evidenced by the Note, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of this Instrument, (iv) impair the rights of Lender to enforce any provisions of this Instrument, (v) limit Lender’s ability to obtain a deficiency judgment or judgment on the Note or otherwise against Borrower to the extent necessary to obtain any amount for which Borrower may be liable in accordance with this Section.

SECTION 27. REPRESENTATIONS OF BORROWER. Borrower hereby represents and warrants to Lender the following:

(a)    Organization. Borrower is limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. There are no proceedings or actions pending, threatened or contemplated for the liquidation, termination or dissolution of Borrower.

(b)    Rent Roll. Borrower has delivered to Lender a certified Rent Roll (the “Rent Roll”), which constitutes a true, correct, and complete list of each and every lease affecting the

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Property, together with all extensions and amendments thereof (the “Existing Leases”); Borrower has delivered to Lender a true, correct, and complete copy of each of the Existing Leases; and there are no other leases, assignments, modifications, extensions, renewals, or other agreements of any kind whatsoever (written or oral) outstanding with respect to the leases or the Property.

(c)    Leases. Unless otherwise specified in the Rent Roll and except as would not constitute a material adverse effect on Borrower:

(i)    the Existing Leases are in full force and effect;

(ii)    Borrower has not given any notice of default to any tenant under an Existing Lease (an “Existing Tenant”) which remains uncured;

(iii)    no Existing Tenant has any set off, claim or defense to the enforcement of any Existing Lease;

(iv)    no Existing Tenant is in arrears in the payment of rent, additional rent or any other charges whatsoever due under any Existing Lease; or, to the actual knowledge of Borrower, is materially in default in the performance of any other obligations of such Existing Tenant under the applicable Existing Lease; and

(v)    Borrower has completed all work or alterations required of the landlord or lessor under each Existing Lease; and all of the other obligations of landlord or lessor under the Existing Leases have been performed.

(d)    Rents. The Rent Roll truly and completely discloses in all material respects all annual and monthly rents payable by all Existing Tenants, including all percentage rents, if any, expiration dates of the Existing Leases, and the amount of security deposit being held by Borrower under each Existing Lease, if any; and Borrower has not granted any Existing Tenant any rent concessions (whether in form of cash contributions, work agreements, assumption of an Existing Tenant’s other obligations, or otherwise) or extensions of time whatsoever not reflected in such Rent Roll.

(e)    Lease Issues. There are no legal proceedings commenced (or, to the actual knowledge of Borrower, threatened) against Borrower by any Existing Tenant; each of the Leases is valid and binding on the parties thereto in accordance with its terms; and the execution of this Instrument and the other Loan Documents will not constitute an event of default under any of the Existing Leases.

(f)    Security Deposits. Borrower currently holds the security deposits (if any) specified in the Existing Leases and has not given any credit, refund, or set off against such security deposits to any person.

(g)    No Residential Units. Except for a residential unit for a resident property manager, there are no residential units in the Property, and no portion of the Property is an apartment or other unit subject to any form of rent control, stabilization or regulation; and no person presently occupies any part of the Property for dwelling purposes.

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(h)    No Undisclosed Tenants. Except for Borrower, there are no persons or entities occupying space in the Property as tenants other than the persons or entities specifically named in the Existing Leases.

(i)    Title. Except as specifically listed in the schedule of exceptions to coverage in the title policy insuring Lender’s interest in the Property, Borrower is now in possession of the Property; Borrower’s possession of the Property is peaceable and undisturbed; Borrower does not know any facts by reason of which any claim to the Property, or any part thereof, might arise or be set up adverse to Borrower; and the Property is free and clear of (i) any lien for taxes (except real property taxes not yet due and payable for the calendar year in which this Instrument is being executed), and (ii) any easements, rights-of-way, restrictions, encumbrances, liens or other exceptions to title by mortgage, decree, judgment, agreement, instrument, or, to the actual knowledge of Borrower, proceeding in any court.

(j)    Liens. All charges for labor, materials or other work of any kind furnished in connection with the construction, improvement, renovation or rehabilitation of the Property or any portion thereof have been paid in full, and no unreleased affidavit claiming a lien against the Property, or any portion thereof, for the supplying of labor, materials or services for the construction of improvements on the Property has been executed or recorded in the mechanic’s lien or other appropriate records in the county in which the Property is located.

(k)    Compliance with Law. To Borrower’s actual knowledge, the Property and the current and contemplated uses of the Property are in material compliance with all applicable federal, state and municipal laws, rules, regulations and ordinances, applicable restrictions, zoning ordinances, building codes and regulations, building lines and easements, including, without limitation, federal and state environmental protection law and the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws or ordinances related to handicapped access, and any statute, rule, regulation, ordinance, or order of governmental bodies or regulatory agencies, or any order or decree of any court adopted or enacted with respect thereto; no governmental authority having jurisdiction over any aspect of the Property has made a claim or determination that there is any such violation; the Property is not included in any area identified by the Secretary of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973, as amended, as an area having special flood hazards; and all permits, licenses and the like which are necessary for the operation of the Property have been issued and are in full force and effect, except as would not cause a material adverse effect.

(l)    Adverse Changes. There have been no material adverse changes, financial or otherwise, in the condition of Borrower from that disclosed to Lender in the loan application submitted to Lender by Borrower, or in any supporting data submitted in connection with the Loan, and all of the information contained therein was true and correct when submitted and is now substantially and materially true and correct on the date hereof.

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(m)    Claims, Litigation. There is no claim, litigation or condemnation proceeding pending, or, to the actual knowledge of Borrower, threatened, against the Property or Borrower, which would affect the Property or Borrower’s ability to perform its obligations in the connection with the Loan.

(n)    Single Purpose. Borrower does not own any real property or assets other than the Property and does not operate any business other than the management and operation of the Property.

(o)    Bankruptcy. No proceedings in bankruptcy or insolvency has ever been instituted by or against Borrower or any affiliate thereof, and no such proceeding is now pending or contemplated.

(p)    Solvency. Borrower is, and if there are any general partners or members of Borrower, such partners or members are, solvent pursuant to the laws of the United States, as reflected by the entries in Borrower’s books and records and as reflected by the actual facts.

(q)    Enforceability of Loan Documents. The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to applicable debtor relief laws and general principles of equity. No approval, consent, order or authorization of any governmental authority and no designation, registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of the Note, this Instrument or any other Loan Document. Neither Borrower nor any guarantor or indemnitor has any defense or offset to the enforcement of any Loan Document, or any claim against Lender. Neither Borrower nor any guarantor or indemnitor has any right whatsoever against Lender other than the express contractual obligations of Lender set forth in the Loan Documents. Any rights or claims contrary to this provision, whether known or unknown, are hereby expressly waived.

(r)    Non-contravention. The execution and delivery of the Loan Documents will not violate or contravene in any way the articles of incorporation or bylaws or partnership agreement, articles of organization or operating agreement as the case may be, of Borrower or any indenture, agreement or instrument to which Borrower is a party or by which it or its property may be bound, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, except as contemplated by the provisions of such Loan Documents, and no action or approval with respect thereto by any third person is required.

(s)    Homestead. No part of the Property is all or a part of Borrower’s homestead or the homestead of anyone.

(t)    Utilities. The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

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(u)    Public Roads. All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

(v)    Water and Sewers. The Property is serviced by public water and sewer systems.

(w)    Damage. The Property is free from damage caused by fire or other casualty.

(x)    Waste Disposal. All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all applicable laws.

SECTION 28. BORROWER’S ADDITIONAL COVENANTS. Borrower hereby covenants, agrees and undertakes as follows:

(a)    Alterations of Property. Borrower shall not undertake or commence any alterations of any improvements on the Property the cost of which is in excess of ten percent of the then original principal amount of the Note, without the prior written consent of Lender.

(b)    Further Assurances. Borrower shall from time to time, at the reasonable request of Lender, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Instrument or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record and/or file such further documents or instruments (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, assignments of rents or leases and environmental indemnity agreements) and perform such further acts and provide such further assurances as may be reasonably necessary, desirable or proper, in Lender’s reasonable opinion, to carry out more effectively the purposes of this Instrument and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; provided that such documents or instruments do not increase Borrower’s liability under the Loan Documents; and (iii) execute, acknowledge, deliver, procure, and file and/or record any document or instrument (including specifically, but without limitation, any financing statement) deemed reasonably advisable by Lender to protect the liens and the security interests herein granted against the rights or interests of third persons; provided that such documents or instruments do not increase Borrower’s liability under the Loan Documents. Borrower will pay all reasonable costs connected with any of the foregoing in this paragraph.

(c)    Mortgage Taxes. Borrower shall at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Instrument, or upon any rights, titles, liens or security interests created hereby, or upon the obligations secured hereby or any part thereof, immediately pay all such taxes; provided that, if such law as enacted makes it unlawful for Borrower to pay such tax, Borrower shall not pay nor be obligated to pay such tax, and in the alternative, Borrower may, in the event of the enactment of such a law, and must, if it is unlawful for Borrower to pay such taxes, prepay the obligations secured hereby in full within 60 days after demand therefor by Lender.

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(d)    Minerals. Borrower shall not permit any drilling or exploration for or extraction, removal or production of any mineral, natural element, compound or substance from the surface or subsurface of the Property regardless of the depth thereof or the method of mining or extraction thereof.

(e)    Maintenance of Borrower Name, Structure. Borrower shall not change its name, identity, structure or employer identification number during the term of the Loan.

(f)    Costs and Expenses. Borrower shall pay on demand all reasonable and bona fide out-of-pocket costs, fees and expenses and other expenditures, including, but not limited to, reasonable attorneys’ fees and expenses, paid or incurred by Lender to third parties incident to this Instrument or any other Loan Document (including, but not limited to, reasonable attorneys’ fees and expenses in connection with the negotiation, preparation and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Note, and any suit to which Lender is a party involving this Instrument or the Property) or incident to the enforcement of the obligations secured hereby or the exercise of any right or remedy of Lender under any Loan Document.

(g)    Compliance with Laws. Borrower shall maintain and keep the Property in compliance with all applicable laws in all material respects.

SECTION 29. COVENANTS WITH RESPECT TO SINGLE PURPOSE, INDEBTEDNESS, OPERATIONS, FUNDAMENTAL CHANGES OF BORROWER. Borrower represents, warrants and covenants as of the date of hereof and (except for items (f) and (m), which are representations made only as of the date hereof, and are not continuing covenants) until such time as the indebtedness secured hereby is paid in full, that Borrower:

(a)    does not own and will not own any assets other than: (i) the Property, and (ii) incidental personal property necessary for the operation of the Property, and (iii) the cash proceeds thereof;

(b)    is not engaged and will not engage in any business other than the ownership, management and operation of the Property;

(c)    will not enter into any contract or agreement with any general partner, member, principal or affiliate of Borrower or any affiliate of the general partner or any member of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(d)    has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the indebtedness secured hereby, and (ii) affiliate advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Property; no other debt may be secured (senior, subordinate or pari passu) by the Property;

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(e)    has not made and will not make any loans or advances to any third party (including any affiliate);

(f)    is solvent and reasonably expects to be able to pay its debts from its assets as the same shall become due; provided, however, that the foregoing shall not require any member or other affiliate of Borrower to provide additional funds to the Borrower whether by virtue of loans, additional capital contributions or otherwise;

(g)    has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, limited or general, member, or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents in any manner, except with the prior written consent of Lender, which may be withheld in Lender’s sole discretion;

(h)    shall continuously maintain Borrower’s existence and right to do business in the state where the Property is located;

(i)    will conduct and operate its business as presently conducted and operated;

(j)    will maintain books and records and bank accounts separate from those of its affiliates, including its general partners;

(k)    will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate thereof, including the general partner or any affiliate of the general partner of Borrower); provided, however, that the Borrower may utilize in the ordinary course of business the registered trademark or brand name “SmartStop Self Storage” and related marks, or registered trademarks, or brand names now or hereafter owned by an affiliate of the Borrower and related marks, with respect to its dealings with its customers or the general public or for banking purposes;

(l)    will file its own tax returns;

(m)    has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require any members or other affiliate of Borrower to provide additional funds to the Borrower whether by virtue of loans, additional capital contributions, or otherwise.

(n)    will not seek, acquiesce in, or suffer or permit the dissolution or winding up, in whole or in part, of Borrower;

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(o)    will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

(p)    will not commingle the funds and other assets of Borrower with those of any general partner, any affiliate or any other person;

(q)    has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(r)    does not and will not hold itself out to be responsible for the debts or obligations of any other person;

(s)    except as expressly provided for in the Loan Documents, has not and will not guarantee or otherwise become liable on or in connection with any obligation of any other person or entity;

(t)    shall not do any act which would make it impossible to carry on its ordinary business;

(u)    will not possess or assign the Property for any purpose other than a business or company purpose;

(v)    shall not hold title to its assets other than in its name; and

(w)    shall not institute proceedings to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due.

SECTION 30. NOTICE. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective when actually delivered by any commercially reasonable means, provided that if such delivery occurs on any day other than a Business Day or after the close of business on any Business Day, the same shall be effective on the next Business Day. Further, notices sent by certified or registered mail, return receipt requested, or by nationally recognized express courier service, shall be effective on the earlier of (i) actual delivery or (ii) refusal to accept delivery or on failure of delivery because the recipient address is not open to receive deliveries between 9:00 am and 5:00 pm on any Business Day. Notices sent by telecopy or other electronic means shall be effective only if also sent by nationally recognized express courier service for delivery on the next Business Day.

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Notices shall be addressed as follows:

If to Borrower:

SST VI 8570 S DURANGO DR, LLC

10 Terrace Road

Ladera Ranch, California 92694

Attn: Matt Lopez, CFO

Telephone No.: 949-429-6600

Facsimile No.: 949-542-4521

If to Lender:

SKYMAR CAPITAL CORPORATION

One Datran Center

9100 South Dadeland Blvd., Suite 700

Miami, Florida 33156

Attn: Steven Hayes Wood

Telephone No.: 305-447-4695

Facsimile No.: 305-747-7242

With a Copy to:

Jeffrey L. Baxter, P.A.

One Datran Center

9100 South Dadeland Blvd., Suite 700

Miami, Florida 33156

Attn: Jeffrey L. Baxter, Esq.

Telephone: 305-639-8833

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice (i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender’s interest in the Loan, then the new Lenders may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lenders shall receive notice, and they shall be entitled to notice at such address in accordance with this Section. A “Business Day” is any day other than a Saturday or Sunday on which Lender is open for business. Borrower hereby requests that any notice of default or notice of sale in any judicial or nonjudicial foreclosure proceeding be mailed to Borrower at its address as specified herein.

SECTION 31. UNIFORM INSTRUMENT; GOVERNING LAW; SEVERABILITY. This form of instrument combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property

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and related fixtures and personal property. This Instrument shall be governed by the law of the jurisdiction in which the Property is located. In the event that any provision of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument and the Note are declared to be severable. In the event that any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in this Instrument or in the Note, whether considered separately or together with other charges levied in connection with this Instrument and the Note, violates such law, and Borrower is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to Lender in excess of the amounts payable to Lender pursuant to such charges as reduced shall be applied by Lender to reduce the principal of the indebtedness evidenced by the Note. For the purposes of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all indebtedness which is secured by this Instrument or evidenced by the Note and which constitutes interest, as well as all other charges levied in connection with such indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest computed thereby is uniform throughout the stated term of the Note.

SECTION 32. ASSUMABILITY.

(a)    So long as: (i) Borrower is not in default under any of the terms of the Note, this Instrument or any other Loan Document, and (ii) no situation exists which with the passage of time or the giving of notice or both would constitute a default under the Note, this Instrument or any other Loan Document, in the event Borrower desires to transfer all of the Property to another party (the “Transferee”) and have the Transferee assume all of Borrower’s obligations under the Note, this Instrument and all of the other Loan Documents, and replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, the “Transfer and Assumption”), then Borrower, subject to the terms of this Section, may make a written application to Lender for Lender’s consent to the Transfer and Assumption, subject to the conditions set forth in this Section. Together with such written application (and afterwards if requested by Lender), Borrower will submit to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, Transferee and/or Borrower, together with any review fee required by Lender, in Lender’s sole discretion.

(b)    Lender shall not unreasonably withhold its consent to a Transfer and Assumption provided and upon the condition that:

(i)    Lender receives an opinion from counsel acceptable to Lender that (x) such Transfer and Assumption shall not affect, in any way, the enforceability of the Loan Documents or the lien status, and (y) that the Transferee complies in all respects with the provisions of Section 29 of this Instrument and such other conditions concerning the organizational structure of the Transferee as were required by Lender at the time of the making of the Loan;

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(ii)    Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, Transferee and/or Borrower;

(iii)    the Transferee, in Lender’s sole judgment, has sufficient experience in managing assets similar in size and type to the Property;

(iv)    in Lender’s sole judgment, the Transferee and the partners, members or shareholders of the Transferee are financially sound or have sufficient financial resources to manage the Property for the term of the Loan;

(v)    if the Loan has been placed, or Lender plans to place the Loan, in an offering of Securities (as defined herein) and Lender receives written confirmation from the rating agencies that the Transfer and Assumption will not result in any downgrade, qualification or withdrawal of the ratings assigned to the pool and assets in which the Loan has been placed;

(vi)    the replacement guarantors and indemnitors shall be satisfactory to Lender in Lender’s sole discretion; and

(vii)    Borrower has paid any review fee required by Lender.

(c)    If Lender consents to the Transfer and Assumption, the Transferee and/or Borrower as the case may be, shall immediately deliver the following to Lender:

(i)    Borrower shall deliver to Lender an assumption fee in the amount of one percent of the then unpaid principal balance of the Loan;

(ii)    Borrower, Transferee, and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender’s sole discretion (the “Assumption Documents”); and

(iii)    Borrower shall cause to be delivered to Lender, an endorsement to the mortgagee policy of title insurance then insuring the lien created by this Instrument in form and substance acceptable to Lender, in Lender’s sole discretion (the “Endorsement”).

(d)    Borrower shall pay to Lender on demand all costs and expenses incurred by Lender in connection with any proposed or actual Transfer and Assumption (irrespective of whether or not the same is consented to or occurs), including without limitation recording costs, title insurance endorsement premiums, and the fees and expenses of attorneys, accountants and rating agencies. At Lender’s option, payment of such costs and expenses shall be a condition to Lender’s consent.

Notwithstanding anything contained in this Section to the contrary, (x) under no circumstances may the Property and Loan be transferred and assumed by any party under the terms of this Section more than once during the entire term of the Loan and (y) except based on Lender’s written agreement to the Transfer and Assumption and Borrower’s and Transferee’s compliance with all of the terms and provisions of this Section, the terms and provisions of this Section shall in no way amend or modify the terms and provisions contained in Section 15 of this Instrument.

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Notwithstanding anything contained in this Section to the contrary, in the event the Transferee is a Smartstop Entity, the Loan may be assumed by said SmartStop Entity subject to: (a) no defaults then existing, (b) Lender’s receipt of assumption documentation in form reasonably acceptable to Lender and customary title insurance endorsements, and (c) if the Loan has been sold in a structured finance transaction, confirmation by the applicable rating agencies, that the proposed transfer will not adversely affect the rating of any securities issued in connection with such structured finance transaction.

SECTION 33. TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, this Instrument and the Loan Documents, or any part thereof, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any rating agency rating such Securities (singularly, an “Investor,” and collectively, the “Investors”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan and to Borrower, any guarantor, any indemnitors and/or the Property, whether furnished by Borrower, any guarantor, any indemnitors or otherwise, as Lender determines reasonably necessary or desirable. Borrower shall furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or rating agency any and all information concerning the Property, the leases, the financial condition of Borrower, any guarantor and any indemnitor as may be reasonably requested by Lender, any Investor or any prospective Investor or rating agency in connection with any sale, transfer or participation interest.

SECTION 34. SUCCESSORS AND ASSIGNS BOUND. This Instrument and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever, subject to Section 15 hereof. Notwithstanding the foregoing, Lender shall have no liability under any of the Loan Documents for any matter arising after Lender transfers its interest in the Note to any successor. However, Lender shall continue to have the benefit of all rights having accrued under the Loan Documents theretofore, and all rights under all obligations of indemnification set forth in the Loan Documents for matters arising theretofore, then, and thereafter.

SECTION 35. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Instrument, nor shall Lender’s receipt of any awards, proceeds or damages, whether as proceeds of insurance or condemnation awards or otherwise, operate to cure or waive Borrower’s default in payment of sums secured by this Instrument.

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SECTION 36. ESTOPPEL CERTIFICATE. Borrower, using commercial reasonably efforts, shall within ten (10) days of a written request from Lender furnish Lender with a written statement, duly acknowledged, setting forth the sums secured by this Instrument and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of this Instrument and attaching true, correct and complete copies of the Note, this Instrument and any other Loan Documents and any and all modifications, amendments and substitutions thereof.

SECTION 37. WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, THIS INSTRUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

SECTION 38. MISCELLANEOUS.

(a)    No Oral Change. No provision of this Instrument or any of the other Loan Documents may be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, except only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(b)    Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents shall be joint and several.

(c)    Captions. The captions and headings of the Sections, paragraphs, and other provisions of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

(d)    Duplicate Originals; Counterparts. This Instrument and any of the Loan Documents may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Instrument and any of the Loan Documents may be executed in multiple counterparts.

(e)    Number and Gender. Whenever the context may require, any pronouns used herein or in any of the Loan Documents shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(f)    Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of

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the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the performance and repayment of the obligations secured hereby.

(g)    Entire Agreement. The Note, this Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender pertaining to the subject matter hereof and thereof and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto, including the prior agreements evidenced by any application or commitment issued in connection with this transaction. Borrower hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents, except only to the extent expressly set forth in the Loan Documents.

(h)    Action through Agents. In exercising any rights hereunder or under any of the Loan Documents or taking any actions provided for herein or therein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

(i)    Publicity. Lender is hereby authorized to advertise or otherwise publicize this transaction.

SECTION 39. INTENIONALLY DELETED.

SECTION 40. SPECIAL NEVADA PROVISIONS. The following covenants, Nos. 1, 2 (full replacement value), 3, 4 (at the Default Rate), 5, 6, 7 (reasonable counsel fees and costs actually incurred) 8, and 9 of Nevada Revised Statutes 107.030, where not in conflict with the provisions of the Loan Documents, are hereby adopted and made a part of this Instrument. Upon any Event of Default by Borrower hereunder, Lender may have a receiver appointed as a matter of right without regard to the sufficiency of the Property or any other security or guaranty and without any showing as required by Nevada Revised Statutes 107.100. All remedies provided in this Instrument are distinct and cumulative to any other right or remedy under this Instrument or afforded by law or equity and may be exercised concurrently, independently, or successively. A sale of the Property conducted pursuant to Covenants No. 6, 7 and 8 or Nevada Revised Statute 107.030 may be conducted either as to the whole of the Property or in separate parcels and in such order as Trustee may determine.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Borrower has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.

BORROWER:

SST VI 8570 S DURANGO DR, LLC, a Delaware limited liability company

By:	Strategic Storage Trust VI, Inc., a Maryland corporation, its Manager

By: /s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: CEO and President

[NOTARY PAGE TO FOLLOW]

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ACKNOWLEDGEMENT

CALIFORNIA FORM

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA                         )

                                                              ) §

County of Orange )

On June 29, 2021, before me, Denise C. Moore-Hedge a Notary Public, personally appeared H. Michael Schwartz, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Denise C. Moore-Hedge
Signature of Notary

(Affix seal here)